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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                              SIX MONTH PERIOD ENDED
                                                                                   JUNE 30, 2001
                                                                              ----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                                  142,623
                                                                                    --------

TOTAL EARNINGS                                                                      $209,334
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $144,819
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 318
     An estimate of the interest component within rental expense                       1,074
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       146,211
                                                                                    --------

Preferred dividends                                                                    4,704
Ratio of pre tax income to net income                                                  1.033
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              4,859
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $151,070
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.39
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                                  106,957
                                                                                    --------

TOTAL EARNINGS                                                                      $173,668
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $109,153
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 318
     An estimate of the interest component within rental expense                       1,074
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       110,545
                                                                                    --------

Preferred dividends                                                                    4,704
Ratio of pre tax income to net income                                                  1.033
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              4,859
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $115,404
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.50
                                                                                    ========
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